UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 28, 2017, Landmark Infrastructure Partners LP (the “Partnership”) satisfied certain post-closing contractual obligations relating to the previously announced acquisition of assets from Landmark Dividend Growth Fund G – LLC (“Fund G”), as disclosed on the Partnership’s Current Report on Form 8-K filed on September 2, 2016.  In connection with the fulfillment of the contractual obligations, the Partnership acquired two additional tenant sites and related real property interests in exchange for $11.3 million in additional consideration, paid in the form of 221,729 of the Partnership’s Common Units issued to Landmark Dividend LLC (“Landmark”), an affiliate of Fund G.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated herein by reference. On April 28, 2017, the Partnership issued 221,729 Common Units to Landmark in private transactions exempt from registration under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: May 2, 2017	By:	/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer